CONSENT OF DLA PIPER LLP (US), COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 8 to the Registration Statement of Wildermuth Endowment Fund (formerly known as Wildermuth Endowment Strategy Fund) on Form N-2 under the Securities Act of 1933, as amended.

DLA Piper LLP (US)

By: /s/ John H. Grady
Partner

Philadelphia, PA

April 25, 2019